(g)(4)
FORM OF
AMENDMENT TO
SCHEDULE A
OF THE
CUSTODIAN AGREEMENT
Dated as of [           ], 20[09]
     The following is a list of Portfolios for which the Custodian shall serve under the Custodian Agreement dated August 11, 2006:
     Quaker Strategic Growth Fund
     Quaker Capital Opportunities Fund
     Quaker Global Tactical Allocation Fund
     Quaker Small-Cap Growth Tactical Allocation Fund
     Quaker Mid-Cap Value Fund
     Quaker Small-Cap Value Fund
     Quaker Long-Short Tactical Allocation Fund
     Quaker Large-Cap Value Tactical Allocation Fund
     Quaker Event Arbitrage Fund

QUAKER INVESTMENT TRUST

By:
Name:	Justin Brundage
Title:	Secretary
Date:	[ ], 20[09]